                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              BORDERS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              BORDERS GROUP, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   [BGI LOGO]
                               100 Phoenix Drive
                           Ann Arbor, Michigan 48108
        ---------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 17, 2001
        ---------------------------------------------------------------

To the Stockholders of
  BORDERS GROUP, INC.:

     The Annual Meeting of Stockholders of Borders Group, Inc., a Michigan corporation (the "Company") will be held at 11:30 A.M. local time on May 17, 2001, at The Palmer House Hilton, 17 East Monroe Street, Chicago, IL 60603 for the following purposes:

     1. To elect nine Directors of the Company, each to serve until the 2002 Annual Meeting of Stockholders or until a successor is elected and qualified,

     2. To approve an amendment to the Borders Group, Inc. Stock Option Plan to extend the term of the Plan until December 31, 2005, and

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 22, 2001, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.
                                          By Order of the Board of Directors,

                                          THOMAS D. CARNEY
                                          Secretary
Ann Arbor, Michigan
April 17, 2001

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

   EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.
--------------------------------------------------------------------------------

                              BORDERS GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2001

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished to the stockholders of Borders Group, Inc., a Michigan corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at 11:30 A.M. local time on Thursday, May 17, 2001, at The Palmer House Hilton, 17 East Monroe Street, Chicago, IL 60603 and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon the election of nine Directors, each to serve until the 2002 Annual Meeting of Stockholders or until a successor is elected and qualified, and to approve an amendment to the Borders Group, Inc. Stock Option Plan to extend the term of the Plan.

     This proxy statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about April 17, 2001.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Company's common stock ("Common Stock"), at the close of business on March 22, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 79,944,489 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting but will be disregarded in tabulating the vote on all matters brought before the meeting.

     Each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in such stockholder's name on the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting. The election of the nine Directors will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. The adoption of the proposal to approve an amendment to the Company's Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast in determining the plurality required to elect a director or in determining the vote on the proposal to amend the Stock Option Plan, and will have no effect on the outcome of those votes.

     Stockholders are urged to sign and date the enclosed proxy and return it as soon as possible in the envelope enclosed for that purpose. Stockholders of record also may give proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate the stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are included with the enclosed proxy card.

     Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them FOR the election of the Board of Director's nominees as Directors and FOR the proposal to approve the amendment to the Borders Group, Inc. Stock Option Plan to extend the term of the Plan.

     No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at the 2002 Annual Meeting, see "Proposals of Stockholders."

     Under applicable Michigan law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

     Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy (including a proxy via telephone or Internet) bearing a later date to the Secretary of the Company, 100 Phoenix Drive, Ann Arbor, Michigan 48108, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

     The Company is making this solicitation. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. In addition, the Company has engaged CIC Communications to solicit proxies at a cost of approximately $8,000.

     The principal executive offices of the Company are located at 100 Phoenix Drive, Ann Arbor, Michigan, 48108, and its telephone number is (734) 477-1100.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Nine Directors will be elected at the Annual Meeting to serve until the 2002 Annual Meeting of Stockholders or until a successor is elected and qualified. Each of the nominees of the Company has committed to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES AS DIRECTORS.

     Set forth below is a brief biography of each of the Company's nominees for election as a director.

     JOEL J. COHEN, AGE 63. Mr. Cohen was Managing Director and co-head of Mergers and Acquisitions at Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), a leading investment and merchant bank that was acquired by Credit Suisse First Boston, until his retirement in November 2000. He had been associated with DLJ since October 1989. He had previously served as General Counsel to the Presidential Task Force on Market Mechanisms and as a partner of Davis Polk and Wardwell, attorneys. Mr. Cohen became a director of the Company on March 30, 2001. He also serves as a director of The Chubb Corporation, a major property and casualty insurance company, and Maersk, Inc. an owner and operator of container ships involved in worldwide trade.

     ROBERT F. DIROMUALDO, AGE 56. Mr. DiRomualdo has been the Chairman of the Board and a director of the Company since its formation in August 1994. He served as Chief Executive Officer of the Company from August 1994 until November 1998, and as President and Chief Executive Officer from April 1999 until November 1999.

     PETER R. FORMANEK, AGE 57. Mr. Formanek was co-founder of AutoZone, Inc., a retailer of aftermarket automotive parts, and served as President and Chief Operating Officer of AutoZone, from 1986 until his retirement in May 1994. He currently is a director of The Perrigo Company, a manufacturer of over-the-counter pharmaceutical and nutritional products for the store brand market, and Gart Sports, Inc., a retailer of sporting goods. Mr. Formanek has served as a director of the Company since August 1995.

     GREGORY P. JOSEFOWICZ, AGE 48. Mr. Josefowicz has served as President, Chief Executive Officer and as a director of the Company since November 1999. For more than five years prior to joining the Company, he served in a variety of executive positions with Jewel-Osco, a food and drug retailer that is currently a division of Albertson's, Inc., most recently as President. Mr. Josefowicz also serves as a director of Ryerson Tull, Inc., a distributor and processor of metals.

     VICTOR L. LUND, AGE 53. Mr. Lund has served as Vice Chairman of Albertson's, Inc., a food and drug retailer, since June of 1999. Mr. Lund served as Chairman of the Board of American Stores Company from June 1995 until its acquisition by Albertson's in June of 1999, and as Chief Executive Officer of American Stores Company from August 1992 until June 1999. He was President of American Stores Company from August 1992 until June 1995. Mr. Lund has served as a director of the Company since July 1997 and also serves as a director of Service Corporation International, a provider of death care services.

     DR. EDNA GREENE MEDFORD, AGE 49. Dr. Greene Medford is an Associate Professor of History and a former Director of the Undergraduate Program in History at Howard University. She has served as a director of the Company since September 1998.

     GEORGE R. MRKONIC, AGE 48. Mr. Mrkonic has served as the Vice Chairman of the Company since December 1994, and as a director since its formation in August 1994. He also served as President of the Company from December 1994 until January 1997. Mr. Mrkonic is also a director of (i) Champion Enterprises, Inc., a manufacturer and seller of manufactured homes and mid-sized buses, (ii) Syntel, Inc., a computer software and development company, (iii) Cheap Tickets, Inc., a retail seller of discount tickets for domestic leisure air travel, and
(iv) Nashua Corporation, a manufacturer of specialty imaging products and services to industrial and commercial customers.

     LARRY POLLOCK, AGE 53. Mr. Pollock has served as President and Chief Operating Officer of Cole National Corporation, which operates retail vision and gift stores, since January, 2000. Mr. Pollock is also a partner of Independent Group L.P., a privately-held radio broadcasting company based in Cleveland, Ohio. From September, 1998 until June, 1999, Mr. Pollock served as President and Chief Executive Officer of HomePlace, Inc., a chain of home furnishings and housewares superstores, which he joined in January of 1997 as Executive Vice President and Chief Operating Officer. From 1994 until 1996, he served as the President, Chief Operating Officer and a director of Zale Corporation, a jewelry retailer. He has served as a director of the Company since August 1995.

     In January of 1998, HomePlace, Inc. filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware for reorganization under Chapter 11 of the Bankruptcy Code.

     BETH M. PRITCHARD, AGE 53. Ms. Pritchard has served as President and Chief Executive Officer of Bath & Body Works, a division of Intimate Brands, Inc. since 1993. She has served as a director of the Company since March 2000. Ms. Pritchard also serves as a director of Intimate Brands, Inc., a specialty retailer of lingerie and personal care products.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended January 28, 2001, the Board of Directors held twelve meetings. The Board of Directors has also established standing Audit and Compensation Committees. The membership and functions of the committees of the Board of Directors are as follows:

     The Audit Committee was established for the purpose of reviewing and making recommendations regarding the Company's employment of independent accountants, the annual audit of the Company's financial statements and the Company's internal controls, accounting practices and policies. Seven meetings of the Audit Committee were held during the fiscal year ended January 28, 2001. The current members of the Audit Committee are Mr. Lund, Dr. Medford and Ms. Pritchard.

     The Audit Committee has established a written charter, a copy of which is attached hereto as Appendix A. Each of the members of the Audit Committee is independent within the meaning of the listing standards of the New York Stock Exchange.

     The Compensation Committee was established for the purpose of making recommendations to the Board of Directors regarding the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company's employee benefit plans. Five meetings of the Compensation Committee were held during the fiscal year ended January 28, 2001. The current members of the Compensation Committee are Mr. Formanek and Mr. Pollock.

     Each director, other than Ms. Pritchard, attended at least 75% of the Board and Committee meetings held during the period in which he or she was a director.

COMPENSATION OF DIRECTORS

     For service as a director, each director who is not an employee of the Company receives 2,000 restricted shares of Common Stock (the "Restricted Shares") paid at the beginning of the relevant calendar year, except that the number of shares is adjusted, if necessary, to provide a minimum value of $40,000 and a maximum value of $75,000. A director who is initially elected during a year receives a percentage of such amount based upon the period during the applicable year in which he or she served as a director. The restrictions on such Restricted Shares will generally lapse one year from the date of grant.

     On the date of each of the Company's Annual Meetings, each eligible director receives an option to purchase 5,000 shares of common stock of the Company. The exercise price of options granted under the Plan is the fair market value on the date of grant. To be eligible to receive an option grant at an Annual Meeting, a director must have held at least 20,000 shares of Common Stock for the one-year period prior to the date of the meeting except that the minimum share requirement is waived in the year in which a director is initially elected.

     Each option vests and becomes exercisable on the third anniversary of the date of grant except that (i) an option is forfeited in its entirety if the director ceases, at any time prior to his or her exercise of the option, to hold the minimum number of shares that he or she was required to hold for the one year period prior to the grant to be eligible therefor; (ii) all outstanding options vest and become immediately exercisable in the event of a change in control of the Company, and (iii) all options held by a director who has served as a director for six years or more vest and become immediately exercisable as of the date upon which he or she ceases to serve as a director.

     An option may be exercised only during the period that the optionee serves as a director of the Company or within three months after termination of such service and only if it is vested and has not expired at the time of termination. However, if the director ceases to serve as such as a result of death or if the individual has served as a director of the Company for more than 10 years, such three month period is extended to three years.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended January 28, 2001 and written representations that no other reports were required, all officers and directors of the Company complied with the
Section 16(a) filing requirements except that Mr. Formanek was late in reporting one transaction and Ms. Heim inadvertently omitted certain previously owned shares from her initial report.

                             EXECUTIVE COMPENSATION

GENERAL

     The following summary compensation table sets forth information regarding the annual and long-term compensation awarded to, earned by or paid for the fiscal year ended January 28, 2001 to the named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                   COMPENSATION
                                                                              -----------------------
                                                                                           SECURITIES
                                                             OTHER ANNUAL     RESTRICTED   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY(1)   BONUS(1)   COMPENSATION(2)     STOCK       OPTIONS     COMPENSATION(3)
---------------------------   ----   ---------   --------   ---------------   ----------   ----------   ---------------
Gregory P. Josefowicz,......  2000   $650,000         --             --          --         200,000        $125,724
  President and Chief         1999   $125,000         --       $239,625          --         365,000        $200,000
  Executive Officer(4)

George R. Mrkonic,..........  2000         --         --             --          --          15,000              --
  Vice Chairman               1999         --         --             --          --         225,302        $  2,623
                              1998         --         --             --          --              (1)       $  1,151

Bruce A. Quinnell,..........  2000   $432,000         --             --          --         120,000        $  7,943
  Vice Chairman               1999   $432,000         --             --          --          70,000        $  6,867
                              1998         --         --             --          --              (1)       $  1,218

Kathryn L. Winkelhaus,......  2000   $291,200    $30,000             --          --          80,000        $    624
  President, Merchandising    1999   $275,000         --             --          --          55,000        $    753
                              1998   $250,000         --             --          --              --        $    785

Tamara L. Heim,.............  2000   $240,000    $60,000             --          --          80,000        $  6,283
  President, Borders Stores   1999   $185,000         --             --          --          21,500        $  5,990
  and Borders Online          1998   $150,000         --             --          --              --        $ 14,290

-------------------------
(1) Mr. Mrkonic was granted options in lieu of cash for 100% of his fiscal 2000, 1999 and 1998 salary and bonus. The options grants to Mr. Mrkonic covered 100,980, 94,322 and 84,750 shares, respectively. The option grants to Mr. Mrkonic for fiscal 2000 and 1999 were made and reported in fiscal 1999, and the option grant for fiscal 1998 was made and reported in fiscal 1997. The salary and bonus to which he was entitled for those years was as follows:
    $128,750 salary and $128,750 bonus for fiscal 2000; $257,500 salary and $257,500 bonus for fiscal 1999; and $360,500 salary and $360,500 bonus for fiscal 1998. Mr. Quinnell was granted options in lieu of cash for 100% of his fiscal 1998 salary and bonus. The option grant to Mr. Quinnell covered 96,270 shares and was made and reported in fiscal 1997. In fiscal 1998, Mr. Quinnell was entitled to $400,000 salary and $400,000 bonus.

(2) The amount for Mr. Josefowicz reflects the difference between $13.31, the closing price for the Common Shares on November 15, 1999, and the purchase price of $10.65 paid by Mr. Josefowicz for the purchase of restricted Common Shares under the Management Stock Purchase Plan.

(3) "All Other Compensation" consists of employer contributions credited under the Borders Group Savings Plan and the taxable portion of Company provided life insurance. The amount shown for Mr. Josefowicz in fiscal 2000 consists of employer contributions credited under the Borders Group Savings Plan and the taxable portion of Company provided life insurance and reimbursed relocation costs. The amount shown for Mr. Josefowicz in fiscal 1999 represents a one-time payment pursuant to the terms of his employment agreement.

(4) Mr. Josefowicz became President and Chief Executive Officer of the Company on November 15, 1999.

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                             NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                             SECURITIES      OPTIONS                                   PRICE APPRECIATION
                             UNDERLYING     GRANTED TO                                 FOR OPTION TERM(1)
                              OPTIONS      EMPLOYEES IN    EXERCISE    EXPIRATION    ----------------------
           NAME               GRANTED      FISCAL YEAR      PRICE         DATE          5%          10%
           ----              ----------    ------------    --------    ----------       --          ---
Gregory P. Josefowicz......   200,000         4.14%        $12.8125     11/30/05     $707,972    $1,564,432
George R. Mrkonic..........    15,000         0.31%        $12.8125     11/30/05     $ 53,098    $  117,332
Bruce A. Quinnell..........   120,000         2.48%        $12.8125     11/30/05     $424,783    $  938,659
Kathryn L. Winkelhaus......    80,000         1.66%        $12.8125     11/30/05     $283,189    $  625,773
Tamara L. Heim.............    20,000         0.41%        $14.5625      1/23/10     $183,166    $  464,177
                               60,000         1.24%        $12.8125     11/30/05     $212,391    $  469,330

-------------------------
(1) Represents hypothetical realizable value of the options granted at 5% and 10% annual appreciation over the option term from the share price at the date of grant.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                                           VALUE OF
                                                     # OF SECURITIES UNDERLYING           UNEXERCISED
                                                       UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                            SHARES                        FISCAL YEAR END             FISCAL YEAR END(1)
                           ACQUIRED       VALUE      --------------------------    -------------------------
          NAME            ON EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
          ----            -----------    --------    -------------------------     -------------------------
Gregory P. Josefowicz...     --             --           --  /565,000                      $0/$0
George R. Mrkonic.......     --             --         262,802/157,500                     $0/$0
Bruce A. Quinnell.......    121,317      $508,015      147,131/342,870               $227,468/$227,471
Kathryn L. Winkelhaus...      3,314      $ 19,677      141,241/240,167               $258,574/$ 86,194
Tamara L. Heim..........     --             --          55,925/120,893                     $0/$0

-------------------------
(1) Calculated using the closing market price of the Common Stock of $12.44 on January 26, 2001, the last trading day in fiscal 2000, less the exercise price of the related options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has entered into an employment agreement with Mr. Josefowicz, which provides for a minimum annual salary of $650,000 and a minimum annual bonus opportunity of $650,000 if plan objectives are met for the applicable year. The agreement provides that, in the event of the termination of Mr. Josefowicz's employment by the Company other than for Cause or Disability (each as defined in the agreement) or at Mr. Josefowicz's election for Good Reason (as defined in the agreement, which includes a Change in Control as Good Reason), Mr. Josefowicz would be entitled to a severance payment equal to two times the sum of (i) his annual base salary in effect at the time of termination, and (ii) the "on plan" bonus amount targeted for the fiscal year in which termination occurred. Such severance payment will be made in equal installments during the 24-month period following the month of termination. Mr. Josefowicz would be under no obligation to seek employment during the first 12 months following such termination and the severance payments would not be affected by any compensation that Mr. Josefowicz received during such period. Following such 12-month period, Mr. Josefowicz would have an obligation to use reasonable efforts to seek other employment and, to the extent that he earns cash compensation from such other employment, the Company's obligation to make severance payments would be correspondingly reduced.

     Effective January 29, 2001, the employment agreements of Mr. DiRomualdo and Mr. Mrkonic were revised to reflect their more limited roles with the Company. Under the terms of the revised agreements, which expire at the end of the 2001 fiscal year, Mr. DiRomualdo will serve as Chairman and a member of Board and Mr. Mrkonic will serve as a Vice Chairman and a member of the Board. Mr. DiRomualdo and Mr. Mrkonic each have received, in lieu of any cash compensation for fiscal 2001, options for 53,191 shares under the Director Stock Plan. The exercise price of the options was the fair market value on the date of grant, and the options expire on April 28, 2003. Under the revised agreements, Mr. DiRomualdo's duties involve primarily consulting with Mr. Josefowicz with respect to strategic and organizational issues. Mr. Mrkonic's duties relate to assisting Mr. Josefowicz with the international operations of the Company, and include service as a director of international subsidiaries and affiliates of the Company. The revised agreements prohibit competitive activities through December 31, 2003.

     Under their employment agreements as in effect for fiscal 2000, Mr. Josefowicz and Mr. Mrkonic received the compensation described in the foregoing tables. Mr. DiRomualdo received a salary of $232,740 under his employment agreement as in effect for fiscal 2000, and was granted options for 30,000 shares at fair market value.

     The Company has entered into certain severance and change in control agreements with the remaining executive officers. These agreements, which are substantially similar, generally provide that, in the event of the officer's termination of employment other than for Cause or Disability (as defined in the agreements) or at such officer's election for Good Reason (as defined in the agreements), the officer would be entitled to severance benefits. These severance benefits include: (i) cash payment of the officer's salary in effect through the month during which termination occurred, plus any other amount due to such officer under any bonus plan of the Company and (ii) monthly severance payments equal to (a) the officer's monthly base salary at the time of termination, plus (b) 1/12th of the threshold bonus amount for such officer for the fiscal year in which termination occurred. Such monthly severance payments commence in the month following termination and continue for 12 months, unless termination occurs within a two-year period following a Change in Control (as defined in the agreement) of the Company, in which case severance payments continue for 24 months and are equal to (x) the officer's monthly base salary at the time of termination or immediately prior to the Change in Control, whichever is greater, plus (y) 1/12th of the threshold bonus amount for such officer for the fiscal year in which termination occurred or the fiscal year immediately prior to the Change in Control, whichever bonus amount is greater.

     The Company estimates that if the employment of all 10 executive officers were terminated in 2001 following a Change in Control of the Company, the total severance payments to those persons under the agreements, as described above, would be approximately $9,198,744 million.

INDEBTEDNESS OF MANAGEMENT

     Mr. Josefowicz, the President and Chief Executive Officer and a director of the Company, was indebted to the Company during the 2000 fiscal year in the principal amount of $431,910. The loan was made under the Company's Relocation Policy and, in accordance with such Policy, no interest was charged because the loan was repaid in full within 120 days after it was made.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The Compensation Committee (the "Committee") is comprised of two independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee's goal is to ensure the establishment of executive compensation policies and practices that will enable the Company to attract, retain, and motivate outstanding management that will drive superior operating performance.

     The Committee has established an executive compensation philosophy that is designed to foster a performance oriented and equity based ownership culture. In establishing a compensation program consistent with that philosophy, the Committee has focused on providing:
(i) a mix of cash, bonus and equity incentives that is intended to generate below-market compensation in the event of poor operating performance and above-market compensation in the event of superior performance; (ii) an orientation toward equity incentives that includes a combination of stock and options and encourages some investment in the Company on the part of management; and (iii) a greater proportion of performance-based compensation relative to base salary at higher levels of responsibility.

     The primary components of the Company's executive compensation program are:
(a) base salary; (b) annual cash bonus incentive opportunities provided through the Annual Incentive Bonus Program; (c) long-term incentive opportunities provided through the Stock Option Plan; and (d) Common Stock purchase opportunities under the Management Stock Purchase Plan. Each of these components is discussed separately in this report.

     The Committee relates total compensation levels for executive officers to compensation paid to executives at other companies. The companies chosen as the basis of comparison are other retailers that the Company believes most closely resemble itself in terms of compensation philosophy and performance objectives.

BASE SALARY

     The objective of the Company is to provide base salary levels that are competitive and close to the average of salaries provided by comparable retailers. The "market" rate for salaries provided by comparable retailers is determined from information gathered from published surveys. With respect to the $650,000 base salary established for Mr. Josefowicz, the Committee believes that such base salary is an appropriate "market" wage.

ANNUAL CASH INCENTIVES

     Under the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), executive officers are eligible to receive cash awards based on the attainment of specific performance goals. The performance goals may be different from year to year, expressed in either quantitative and/or qualitative terms, and to the extent applicable, performance against these goals must be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent public accountants.

     Generally, target incentive bonus opportunities are expressed as a dollar amount based upon a percentage of the executives' actual base salary. The Bonus Plan requires that the Committee establish a threshold level of performance, below which no bonus award would be paid, and other levels of performance at which specified percentages of the target bonus would be paid. The performance criteria are based upon the Company's attainment of specified levels of earnings and/or the executive's satisfaction of individual objectives.

     For any bonus earned, the Bonus Plan requires each executive officer to take a minimum of 20% and a maximum of 100% of their actual bonus award in the form of restricted Common Stock subject to the terms and conditions of the Management Stock Purchase Plan.

LONG TERM INCENTIVES

     The Company attempts to foster an ownership culture that encourages deep personal commitment and superior performance by its executive officers. To promote that culture, the Company has adopted a Stock Option Plan and a Management Stock Purchase Plan. Both Plans are intended to align the executive officers' interests with the long-term interests of the Company's stockholders by providing incentives that focus attention on managing the Company from the perspective of an owner.

     The Borders Group, Inc. Stock Option Plan provides for the grant, at fair market value, of stock options with such vesting and exercise periods as the Committee may determine. In determining the number of shares in a stock option grant, the Committee takes into consideration the individual's performance, the level of the position, and the individual's present and potential contribution to the success of the Company.

     Under the Management Stock Purchase Plan, the executive officers of the Company are required to designate a minimum of 20%, and may designate up to 100%, of their annual bonus for the purchase of restricted shares of common stock at a 20% discount from the fair market value of the stock. In addition, under the Plan, executive officers are given a one-time opportunity to purchase up to $1,000,000 in restricted shares. If the employee ceases to be an employee during the three year restricted period, he or she generally will receive unrestricted shares or cash equal in value to the lesser of cost or market value of the restricted shares. However, in the event of termination by the Company without cause, a participant will receive unrestricted shares or cash equal in value to (i) the market value of a percentage of restricted shares, such percentage being based upon the number of months of employment during the restricted period, and (ii) with respect to the balance of the shares, the lesser of cost or market value of such shares.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee believes that Mr. Josefowicz's compensation arrangement is consistent with the policies described above. The salary of $650,000 is intended to provide a "market" salary and the combination of bonus opportunity, options and share purchase rights granted to Mr. Josefowicz provide the mix of incentive compensation and individual investment contemplated by the Committee's policies.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met.

     The Committee intends to consider carefully any plan or compensation arrangement that would result in the disallowance of compensation deductions. It will use its best judgment in such cases, however, taking all factors into account, including the materiality of any deductions that may be lost.

CONCLUSION

     As described above, the Company's executive compensation program is intended to provide a mix of base compensation and incentives that will provide superior compensation levels only in the event of superior operating and share price performance. As such, it is intended that there be a direct alignment of the long-term interests between the executives and the stockholders of the Company.

                                          Peter Formanek
                                          Larry Pollock

                             AUDIT COMMITTEE REPORT

GENERAL

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

     The Audit Committee obtained from the independent auditors a formal report delineating all relationships between the independent auditors and the Company that may bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee's." The Audit Committee also discussed and reviewed with the independent auditors and Company management audit plans, audit scope, identification of audit risks and the quality and adequacy of the Company's internal controls.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     The Audit Committee reviewed with Company management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended January 28, 2001. The management of the Company has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 28, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Security and Exchange Commission.

FEES PAID TO INDEPENDENT AUDITORS

     The following section summarizes aggregate fees paid for professional services rendered by Ernst & Young LLP ("E&Y") during fiscal year 2000:

     (i) Audit Fees were $217,350. This amount represents aggregate fees for the audit of the Company's fiscal 2000 annual financial statements and review of the financial statement included in the Company's Form 10-Q.

     (ii) Financial Information Systems Design and Implementation Fees. No such fees were incurred during the most recent fiscal year.

     (iii) All Other Fees were $39,909. This amount represents aggregate fees billed for services rendered by the independent auditors, other than services covered in paragraphs (i) and (ii) of this section.

     The Audit Committee has considered whether the provision of the services described in (ii) and (iii) above is compatible with maintaining the independence of the principal auditor, and has concluded that such services are compatible with auditor independence.

                                          Victor Lund, Chairman
                                          Edna Greene Medford
                                          Beth Pritchard

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock from January 26, 1996 through January 28, 2001, with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and a specialty retail index supplied by Worden Brothers, Inc., which includes the collective performance of 22 specialty retailers for the same period. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at January 26, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              BORDERS GROUP, INC., SPECIALTY RETAIL INDEX, S&P 500 [PERFORMANCE GRAPH]

                                                   BORDERS GROUP, INC.       SPECIALTY RETAIL INDEX              S&P 500
                                                   -------------------       ----------------------              -------
1/26/96                                                  100.00                      100.00                      100.00
4/26/96                                                  167.91                      135.81                      105.12
7/26/96                                                  169.82                      127.00                      102.30
10/25/96                                                 160.97                      140.90                      112.76
1/24/97                                                  188.03                      131.65                      123.95
4/25/97                                                  211.27                      145.63                      123.13
7/25/97                                                  262.88                      167.18                      151.02
10/24/97                                                 261.57                      181.37                      151.48
1/23/98                                                  315.69                      179.74                      154.05
4/24/98                                                  321.33                      215.79                      178.23
7/24/98                                                  343.36                      231.56                      183.52
10/23/98                                                 242.76                      199.14                      172.24
1/22/99                                                  188.03                      251.19                      197.10
4/25/99                                                  146.48                      304.42                      218.28
7/25/99                                                  145.27                      320.10                      218.29
10/24/99                                                 123.24                      311.98                      209.40
1/23/00                                                  146.48                      289.15                      231.87
4/23/00                                                  150.91                      339.24                      230.77
7/23/00                                                  134.61                      331.11                      238.12
10/22/00                                                 140.85                      291.83                      224.72
1/28/01                                                  125.15                      358.52                      217.97

                                   PROPOSAL 2
     APPROVAL OF AN AMENDMENT TO THE BORDERS GROUP, INC. STOCK OPTION PLAN
             TO EXTEND THE TERM OF THE PLAN UNTIL DECEMBER 31, 2005

DESCRIPTION OF AMENDMENT

     The Borders Group, Inc. Stock Option Plan (the "Plan") was established in February of 1995. The term of the Plan would have expired on December 31, 2000, but was extended until December 31, 2005 by an amendment to the Plan adopted by the Board of Directors. Under the amendment, unless and until the amendment is approved by the shareholders of the Company, no new grants may be made to executive officers of the Company except to the extent permitted by the New York Stock Exchange rules. Those rules require shareholder approval of plans under which options are granted to executive officers subject to certain exceptions, including grants made as an incentive to new employees.

PURPOSE OF AMENDMENT

     Equity incentives are an integral part of the Company's compensation philosophy, and option grants to executive officers are consistent with the Company's objective of creating a performance-oriented compensation program that provides below-market compensation in the event of subpar performance and above-market compensation in the event of superior performance. It is also consistent with management's belief that employees exhibit owner-like behavior most often when they have an ownership stake in the business.

     Management believes that the dilutive effect of the option grants is substantially less than the earnings improvements driven by recruiting, retaining and motivating employees through the option program. Management expects that a failure to approve the amendment would have a materially negative impact on its ability to attract, motivate and retain executive officers.

     Consistent with the Company's philosophy, option grants to executive officers will be subject to the following conditions if the amendment to the Plan is approved:

     - Any options granted will have an exercise price at or above the prevailing market price at the time of grant; i.e., no in-the-money options will be granted

     - The Company does not intend to take any action that it believes would result in options granted under the Plan being subject to repricing within the meaning of the applicable accounting rules.

     Approval of the amendment will permit the Company to continue to grant options to executive officers consistent with the New York Stock Exchange Rules, and will entitle the Company to tax deductions, without regard to the $1,000,000 limit on deductibility under Section 162(m) of the Internal Revenue Code (the "Code"), in connection with the exercise of options granted by the Committee under the Plan.

     Section 162(m) of the Code generally limits the deductibility of compensation paid to the chief executive officer and the four (4) other highest paid officers to $1,000,000 per year. Performance-based compensation is not subject to this limitation on deductibility. Compensation qualifies as performance-based only if it is payable on account of performance and satisfies certain other requirements, one of which is that the plan under which the compensation is paid be approved by the stockholders of the Company.

DESCRIPTION OF THE PLAN

     The Plan is a very important part of the Company's employee ownership culture and compensation program. The Committee has the discretion to determine to whom an option is granted, the number of options granted (subject to the overall and individual share limits of the Stock Option

Plan) and the terms and conditions of the option, including but not limited to, the option price (which cannot be less than fair market value, except in the case of certain options previously granted in exchange for other securities), the method of exercise and the term during which the option may be exercised. With respect to employees other than executive officers, the Committee has delegated this authority to the Chairman and the President. In making such determinations, consideration is given to the position and responsibilities of the employee, the nature and value to the Company of his or her service and accomplishments, his or her present and potential contribution to the success of the Company and such other factors as the Committee may deem relevant.

     The maximum number of shares of Common Stock initially reserved for issuance under the Stock Option Plan is 29,600,000 shares. As of April 2, 2001, there were approximately 1.8 million shares, plus any additional shares that become available as a result of the expiration, cancellation, surrender or termination of outstanding options, available for future grants under the Plan. The maximum number of Shares on which options may be granted to any one individual during the term is 1,000,000, not including certain grants made prior to the Company's initial public offering and compensation replacement options.

     An option granted under the Stock Option Plan may be either an incentive stock option (an "ISO") or a nonqualified stock option. An ISO is intended to meet the requirements of Section 422 of the Code.

     Stock appreciation rights are not authorized under the Stock Option Plan.

     An option granted under the Stock Option Plan cannot be exercised later than the date specified in the option grant, which can be a maximum of 10 years from the date of grant as to an ISO and a maximum of 10 years and two days from the date of grant as to a nonqualified option. An option may be exercised only during the optionee's employment or within three months after termination of employment and only if it has vested at the time of termination; provided however, if employment terminates as a result of death or total and permanent disability or if the optionee retires after age 65 and has 10 or more years of full-time service with the Company, or a Company subsidiary, such three-month period is extended for up to three years. All rights with respect to an option will be terminated if it is determined that the optionee engaged in fraud, embezzlement, defalcation, gross negligence with respect to such optionee's duties, material failure or refusal to perform such optionee's duties or competition with the Company's business or other conduct inimical to the best interests of the Company.

     Payment by an optionee for the underlying shares of Common Stock purchased upon the exercise of an option will be made in full at the option price by delivering to the Company cash or previously acquired shares of Common Stock which have a current market value equivalent to the option price or a combination of both cash and such stock. The Committee may in its discretion permit an optionee to pay all or a portion of any taxes arising in connection with the exercise of an option by having the Company withhold shares of Common Stock or by the optionee delivering shares of Common Stock having a market value equal to the amount of taxes to be withheld.

     No options may be granted under the Stock Option Plan after December 31, 2005, and no new options may be granted to executive officers of the Company except to the extent permitted by New York Stock Exchange rules.

     The Board can from time to time amend, suspend or discontinue the Stock Option Plan; provided, however, that no amendment that requires stockholder approval in order for the Stock Option Plan to continue to comply with Section 162(m) of the Code will be effective unless it receives the requisite stockholder approval. In addition, the Board can make such amendments to the Stock Option Plan as it deems necessary to comply with applicable laws, rules, and regulations.

     The foregoing is a summary of the terms of the Stock Option Plan and does not purport to be complete. Reference is made to the Stock Option Plan, a copy of which is attached hereto as Appendix B, for a complete statement of the terms of the Plan.

FEDERAL INCOME TAXES

     The following is a brief summary of the principal federal income tax consequences of transactions under the Stock Option Plan based on current federal income tax laws. The summary is not intended to be a complete description of the federal income tax aspects of the Plan and does not address possible state, local or foreign tax consequences.

     No income will be realized by an optionee upon grant of a nonqualified option. Upon exercise of a nonqualified option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price at the time of exercise (the "Spread"). The Spread will be deductible by the Company for federal income tax purposes (i) provided that applicable federal income tax withholding requirements are satisfied and (ii) subject to the possible limitations on deductibility under Section 162(m) of the Code of compensation paid to the executives designated in that section. The optionee's tax basis in shares of the underlying stock acquired by exercise of a nonqualified option will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares received by the optionee upon exercise of the nonqualified option, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The required holding period for long-term capital gain is presently more than one year. The optionee's holding period for shares acquired pursuant to the exercise of a nonqualified option will begin on the date of exercise of such option.

     The Code requires that, for ISO treatment, shares acquired through exercise of an ISO cannot be disposed of before two years from the date of grant and one year from the date of exercise. ISO holders generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an "item of tax preference," which may give rise to "alternative minimum tax" liability at the time of the exercise. If the optionee does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year of the date of exercise, the holder of shares acquired through exercise of an ISO disposes of such shares, the optionee will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and the amount realized upon such disposition will be deductible by the Company (or the Company subsidiary employing the optionee, if applicable) for federal income tax purposes, subject to the possible limitations on deductibility under Section 162(m) of the Code of compensation paid to executives designated in that section.

MARKET PRICE OF COMMON STOCK

     The closing price of the Company's Common Stock on the New York Stock Exchange on April 2, 2001, was $17.00.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of the March 22, 2001 Record Date, the Common Stock was held of record by 4,163 stockholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the executive officers named in the Summary Compensation table above, and by all directors and executive officers as a group, as of the Record Date except as noted below. Except as otherwise indicated, all persons below have (i) sole voting power and dispositive power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) beneficial ownership with respect to their shares of Common Stock.

                                                                                     PERCENT OF
                                                             NUMBER OF SHARES OF    COMMON STOCK
                     NAME AND ADDRESS                          COMMON STOCK(1)      OUTSTANDING
                     ----------------                        -------------------    ------------
Dreman Value Management, L.L.C. ...........................      9,496,665(2)(15)      11.88%
  100 Exchange Place
  Jersey City, NJ 07302
Zurich Scudder Investments, Inc. ..........................      6,558,325(3)(15)       8.20%
  345 Park Avenue
  New York, NY 10154
Snyder Capital Management, L.P. ...........................      4,591,100(4)(15)       5.74%
  350 California Street, Suite 1460
  San Francisco, CA
Robert F. DiRomualdo.......................................      1,830,836(5)           2.29%
Bruce A. Quinnell..........................................        490,202(6)          *
George R. Mrkonic..........................................        431,793(7)          *
Kathryn L. Winkelhaus......................................        236,182(8)          *
Gregory P. Josefowicz......................................            90,000          *
Peter R. Formanek..........................................         67,432(9)          *
Tamara L. Heim.............................................         59,230(10)         *
Larry Pollock..............................................         48,234(11)         *
Victor L. Lund.............................................         15,002(12)         *
Edna Greene Medford........................................             7,997          *
Beth M. Pritchard..........................................             5,067          *
Joel J. Cohen..............................................              0(13)         *
Directors and Executive Officers as a Group................      3,648,736(14)          4.56%

-------------------------
  *  Represents less than one percent.

 (1) All figures set forth below represent shares of or the right to acquire Common Stock.

 (2) Dreman Value Management, L.L.C. has sole dispositive power with respect to all of the shares, sole voting power with respect to 1,946,390 shares and no shared dispositive or voting power.

 (3) Zurich Scudder Investments, Inc. (formerly Scudder Kemper Investments Inc.) has sole dispositive and voting power with respect to all of the shares.

 (4) Snyder Capital Management, L.P. has shared dispositive power with respect to all of the shares, shared voting power with respect 4,231,500 shares and no sole dispositive or voting power.

 (5) Includes 637,488 options that are exercisable within 60 days.

 (6) Includes 158,605 options that are exercisable within 60 days, 20,000 shares held by spouse and 7,454 shares held under the Borders Group, Inc., 401(k) Savings Plan.

 (7) Includes 262,802 options that are exercisable within 60 days, 5,563 shares held under the Borders Group, Inc. 401(k) Savings Plan and 4,050 shares of Common Stock held in custodial accounts for Mr. Mrkonic's children.

 (8) Includes 161,029 options that are exercisable within 60 days.

 (9) Includes 15,000 options that are exercisable within 60 days and 19,000 shares held under Family Trust(s).

(10) Includes 55,925 options that are exercisable within 60 days.

(11) Includes 20,000 options that are exercisable within 60 days.

(12) Includes 5,000 options that are exercisable within 60 days.

(13) Mr. Cohen became a director of the Company on March 30, 2001.

(14) Includes 1,628,403 options that are exercisable within 60 days.

(15) The information set forth in this table is based upon the reports filed with the Securities and Exchange Commission as of the date of the printing of this Proxy Statement. These reports reflect the number of shares beneficially owned as December 31, 2000. Zurich Scudder Investments, Inc. has advised the Company orally that the shares that it has reported are also included in the shares reported by Dreman Value Management, L.L.C.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP has been selected by the Board of Directors of the Company to serve as the Company's independent auditors for the 2001 fiscal year. Representatives of E&Y are expected to be present at the Annual Meeting with the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

     On October 20, 2000, the Company's Board of Directors, acting upon the recommendation of the Audit Committee of the Board, voted to dismiss its independent auditor, PricewaterhouseCoopers LLP ("PwC"). The reports of PwC on the Company's financial statements for the 1999 and 1998 fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the 1999 or 1998 fiscal years and the period through October 20, 2000, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on financial statements. In addition, during the 1998 and 1999 fiscal years and the period through October 20, 2000, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's regulation S-K. The Company retained the accounting firm of Ernst & Young LLP on October 20, 2000, to make an examination of the financial statements of the Company for the 2000 fiscal year.

                                 ANNUAL REPORT

     Copies of the Company's 2000 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders with this Proxy Statement. Additional copies are available without charge on request. Requests should be addressed to Anne Roman, Investor Relations, Borders Group, Inc., 100 Phoenix Drive, Ann Arbor, Michigan 48108-2202.

                           PROPOSALS OF STOCKHOLDERS

     In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company no later than December 18, 2001 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

     Section 8 of Article II of the Company's By-Laws provides that, for nominations or other business to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must be a proper matter for stockholder action. For stockholder proposals to be presented at the 2002 Annual Meeting of Stockholders (other than stockholder proposals set forth in the Company's proxy statement), a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on February 18, 2002 nor earlier than the close of business on January 17, 2002; provided, however, that in the event that the date of the annual meeting is before April 17, 2002 or after July 16, 2002, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. A public announcement of an adjournment of an annual meeting will not commence a new time period for giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

     Notwithstanding the rules set forth above, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     The term "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED JANUARY 28, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ANNE ROMAN, INVESTOR RELATIONS, BORDERS GROUP, INC., 100 PHOENIX DRIVE, ANN ARBOR, MICHIGAN 48108-2202.

                                                                      APPENDIX A

                              BORDERS GROUP, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                            AUDIT COMMITTEE CHARTER

                                  ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be comprised of at least three outside Directors who satisfy the independence and experience requirements under New York Stock Exchange rules and are free of any relationship that interferes with their exercise of independence from management and the company.

                              STATEMENT OF POLICY

     The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the corporate accounting and financial reporting policies, the system of internal controls which management established, and the audit process. In addition, the Audit Committee shall review other financial matters as delegated by the Board of Directors.

     While the Audit Committee has the responsibilities and power set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is the duty of the Audit Committee to ensure compliance with laws and regulations. These are the responsibility of management and the independent auditors.

                                RESPONSIBILITIES

I. Independent Auditors:

     1) Recommend to the Board of Directors the independent auditors to be appointed and approve their compensation. The independent audit firm is ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to evaluate, appoint and where appropriate, to replace the independent accountants. The Audit Committee will be notified of all additional engagements with the company's principal independent auditors for fees up to $100,000, and must approve all engagements over that amount.

     2) Obtain a formal written statement from the independent auditors delineating all relationships between the accountants and the Company that may bear on the independence of such accountants and obtain a written statement from the independent accountants confirming their independence at least annually.

II. Internal Audit:

     1) Review and concur in the appointment, replacement, or dismissal of the Internal Audit Director.

     2) Review with management and the Internal Audit Director:

        - Any significant findings during the year and management's responses.

        - Any difficulties encountered during their audit, including any restrictions on the scope of their work or access to requested information.

        - The Internal Audit Department's audit plan, budget, and staffing.

        - The results of the review of the Company's Policy on Business Conduct and Officer's travel expense.

III. The Audit Environment:

     1) Inquire of management, the Internal Audit Director, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     2) Review legal and regulatory matters that may have a material impact on the financial statements.

     3) Review and discuss with the independent auditor and the Internal Audit Director any significant recent professional and regulatory pronouncements and their potential impact on the financial statements.

IV. The Financial Audit:

     1) Review the audit approach and scope and assist the Board of Directors in fulfilling its responsibilities relating to the Company's accounting and reporting practices.

     2) Review with management and the independent auditors (due to the scheduling of Audit Committee meetings, some of these reviews may be performed by faxing the more significant filings and discussing via conference calls):

        - The Company's financial statements filed with the Securities and Exchange Commission and the annual meeting proxy statement.

        - The independent auditor's audit of the financial statements and their associated report, including any certifications or opinions rendered by the independent auditors in connection with the financial statements. This includes any related management letter, and management's response to the recommendations.

        - Any significant changes required in the independent auditor's audit plan.

        - Any serious difficulties or disputes with management during the audit.

     3) Review with the independent auditors any significant financial reporting issues, judgements made in connection with the preparation of the Company's financial statements, any significant audit adjustments, and the selection of and/or changes in significant accounting policies and practices.

     4) The independent auditors should discuss with the Audit Committee their judgment concerning the quality of the Company's financial reporting and degree of conservatism of accounting principles and estimates.

V. Committee Meetings:

     1) The Audit Committee shall meet at least four (4) times annually.

     2) The Audit Committee shall meet with the Internal Audit Director and the independent accountant in separate private sessions to discuss any sensitive issues.

     3) The Committee shall report its actions to the Board of Directors with any appropriate recommendations.

VI. Reporting Requirements:

     1) Annually prepare a written report to shareholders to be included in the Company's proxy statement. This report is to include confirmation that:

        - The Audit Committee reviewed and discussed the audited financial statements with management.

        - The Audit Committee discussed with the outside auditors the matters required by the Statement on Auditing Standards No. 61.

        - The Audit Committee received a written report from the outside auditors delineating all relationships between the outside auditors and the company that may bear on the independence of such auditors and confirms their independence.

        - The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

     2) The Audit Committee Charter must be issued as an appendix to the Company's proxy statement once every three years.

     3) Additionally, each year, (1) the Company's proxy statement must indicate, in writing, that the Board of Directors has adopted a written Audit Committee Charter, and (2) the Audit Committee Charter must be reviewed and updated, as necessary, and any proposed changes forwarded to the Board of Directors for approval.

VII. Authority:

     1) The Committee will perform such other functions as may be assigned by law, the Company's charter, or the Board of Directors.

     2) The Committee shall have the power to inquire into any financial matters in addition to the above and to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. This includes the right to retain independent counsel, accountants, or others to assist in the investigation.

                                                                      APPENDIX B

                     BORDERS GROUP, INC. STOCK OPTION PLAN

     1. Purpose. The Borders Group, Inc. Stock Option Plan (the "Plan") is intended (i) to attract and retain officers and other key employees of Borders Group, Inc. (the "Company") and its "Subsidiaries" (corporations of which a majority of the shares of voting stock are owned directly or indirectly by the Company and other business entities which have a majority of their shares of voting stock owned directly or indirectly by the Company); (ii) to increase the proprietary interest in the Company of such persons by providing further opportunity for ownership of shares of the Company's common stock, (the "Shares"); and (iii) to increase the incentives to such persons to contribute to the success of the Company's business.

     2. Administration. Until the completion of an initial public offering of the Shares (an "Offering"), the Plan shall be administered by the Company's Board of Directors (the "Board"). From and after the completion of an Offering, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board consisting of not less than two directors of the Company appointed by the Board. Members of the Committee shall serve at the pleasure of, and vacancies occurring in the membership of the Committee shall be filled through appointment by, the Board. No person may be a member of the Committee if he or she would fail to be a "disinterested person" under Rule 16b3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time ("Rule 16b-3"); provided, however, that membership on the Committee shall not affect or impair any rights of a member with respect to any Share allocated or Share options or Share appreciation rights granted such member when he or she was not a member of the Committee. The entity responsible for administering the Plan is hereafter referred to as the "Administrator".

     The Administrator shall keep minutes of its meetings. A majority of the members of the Administrator shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Administrator at which a quorum is present, or acts unanimously approved in writing by all of the members of the Administrator, shall be the acts of the Administrator.

     The Administrator may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Administrator, and any such determination shall be final and binding upon all persons.

     3. Shares. The number of Shares which shall be reserved for grant under the Plan shall not exceed 29,600,000. The maximum number of Shares on which options may be granted to any one individual during the term is 1,000,000, not including grants made pursuant to paragraphs (d), (e), (f), (g) and (h) of Section 4 and compensation replacement options. The maximum number of shares on which options may be granted to any one individual during the term pursuant to: (i) paragraph
(f) of Section 4 is 1,201,898, (ii) paragraphs (d), (e), (g) and (h) of Section 4 collectively is 267,182, and (iii) as compensation replacement Options is 950,000. All of the numbers set forth above are subject to adjustment in accordance with the provisions of Section 6 hereof. Shares to be optioned or issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company. In the event that any outstanding option or portion thereof expires or is canceled, surrendered or terminated for any reason, the Shares allocable to the unexercised portion of such option may again be subjected to an option or be issued under the Plan, except Shares allocable to MSPP Options, Restricted Stock Options and those Matching Options which are forfeited to the extent MSPP Options are not exercised, which shall not again be subjected to an option or be issued under the Plan.

     4. Award of Options.

          (a) General Powers of Administrator. The Administrator may grant options to purchase Shares to officers and other full-time employees of the Company or any of its Subsidiaries, including directors who are full-time employees, if any, and, in the case of options described in paragraphs (d),
     (e) and (f), respectively, of this Section 4, to the persons described therein. The Administrator shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of Shares optioned, and the terms and conditions of the option, and, in the case of replacement options, to determine the terms and conditions of such options. In making such determinations, the Administrator shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Administrator may deem relevant. The Administrator may delegate to the Chairman of the Board and/or President of the Company the authority to grant options to any executive officer or other key employee of the Company or any of its Subsidiaries who is not subject to the requirements of Section 16 of the Exchange Act. If such authority is delegated, it shall include the authority to determine (i) to whom the option is to be granted, (ii) the number of shares optioned, (iii) the terms and conditions of the option, and (iv) in the case of replacement options, the terms and conditions of such options.

          (b) Types of Options. Each option granted under the Plan shall be designated by the Administrator at the time of grant as either an incentive stock option (an "Incentive" option) or a non-qualified stock option (a "Non-Qualified" option). An Incentive option is intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The aggregate Fair Market Value (determined at the time the option is granted) of the Shares as to which Incentive options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000 (as determined in accordance with the rules set forth in Section 422 of the Code).

          (c) General Provisions. Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in this Section 4 and in Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Administrator. Except as otherwise provided herein, the date on which an option shall be granted shall be the date on which the optionee, the number of Shares optioned and the terms and conditions of the option are determined by the Administrator; provided, however, that if an option or any term or condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Share Option Agreement in such form as the Administrator may from time to time approve.

          (d) Exchange Options. The Administrator shall have discretion to permit an employee of the Company or any of its Subsidiaries to exchange
     (1) all of his or her options (whether vested or unvested) for shares of the common stock ("Kmart Stock") of Kmart Corporation ("Kmart") which were granted under a Kmart stock option plan, and which options are outstanding as of the date of adoption of this Plan, and (2) all of his or her awards under the Kmart Corporation Performance Restricted Stock Plan (the "Performance Restricted Stock Plan") for restricted shares of Kmart Stock to be granted upon the satisfaction of certain terms and conditions, and which awards are outstanding as of the date of adoption of this Plan ("Unearned Restricted Kmart Stock"), for Non-Qualified options for Shares under this Plan (such Non-Qualified options being referred to herein as "Exchange Options"). Any such exchange shall take effect as of a date specified by the Administrator, subject in all cases to the consent of the employee. In addition, such Exchange Options may be granted pursuant to an employment agreement in effect on the date this Plan is adopted to replace options on Kmart Stock and Unearned Restricted Kmart Stock previously forfeited. All Exchange Options shall have an exercise price per Share equal to $7.50; shall become exercisable on the third anniversary of the effective date of exchange; shall have a term which expires on the fifth anniversary of such date; and shall contain such other terms and conditions as the Administrator shall determine. Notwithstanding the foregoing, in the event that any Unearned Restricted Kmart Stock would have been "earned" as a result of 1994 performance prior to an Offering (as hereinafter defined), the Exchange Options issued in exchange for or in replacement of such Unearned Restricted Kmart Stock shall automatically convert into the number of Restricted Stock Options (as defined in paragraph (e) below) that would have been issuable under paragraph (e) below in replacement of the same number of restricted shares of Kmart Stock, and thereafter such Restricted Stock Options shall be subject to the provisions of such paragraph (e).

          (e) Restricted Stock Options. The Administrator shall have the discretion to permit an employee of the Company or any of its Subsidiaries who holds or held restricted shares of Kmart Stock issued under the Performance Restricted Stock Plan upon the satisfaction of certain terms and conditions, which are subject to forfeiture and restrictions on transferability ("Restricted Kmart Stock"), to replace such Restricted Kmart Stock with Non-Qualified options for Shares under this Plan (such Non-Qualified options being referred to herein as "Restricted Stock Options") pursuant to an exchange offer or an employment agreement in effect on the date this Plan is adopted. Any such replacement shall take effect as of a date specified by the Administrator, subject to the consent of the employee. All Restricted Stock Options shall have an exercise price per Share equal to $0.001; in the absence of an Offering, shall become exercisable on the third anniversary of the date of grant; shall expire on the fifth anniversary of the date of grant; shall be exercisable for restricted Shares, the restrictions on which shall be the same as, and shall expire on the scheduled expiration date of, the restrictions on the Restricted Kmart Stock being replaced; and shall contain such other terms and conditions as the Administrator shall determine. In the event of completion of an Offering prior to exercise, the Restricted Stock Options shall automatically convert into an equal number of restricted Shares, the restrictions on which shall be the same as, and shall expire on the scheduled expiration date of, the restrictions on the Restricted Kmart Stock being replaced.

          (f) SAR Options. The Administrator shall have the discretion to permit an employee (or former employee) of the Company or any of its Subsidiaries to exchange all of his or her stock appreciation rights ("SARs") with respect to shares of Borders, Inc., which SARs were granted under the 1992 Stock Appreciation Rights Plan of Borders, Inc. (the "Borders SAR Plan") or pursuant to contractual arrangements and which are outstanding as of the date of adoption of this Plan, for Non-Qualified options for Shares under this Plan, (such Non-Qualified options being hereinafter referred to as "SAR Options"). Any such exchange shall take effect as of a date specified by the Administrator, subject to the consent of the employee (or former employee). The SAR Options exchanged for vested SARs shall be vested upon issuance. All other SAR Options shall vest according to the original vesting schedule for the SAR Options for which they are exchanged. Vested SAR Options shall not be subject to forfeiture upon termination of employment. All SAR Options shall become exercisable two years after the date of grant and shall expire five years after the date of grant; provided that, after an Offering, all vested SAR Options shall be immediately exercisable; and provided further that the SAR Options granted in respect of SARs having a strike price of $0.58 will expire on (x) February 20, 1997 in the event an Offering occurs prior to such date, and (y) at the closing of an Offering in the event that an Offering occurs between February 20, 1997 and five years after the date of grant. All SAR Options shall have the following exercise prices per Share: (1) in the case of SARs having a strike price of $0.58 per share of Borders, Inc., $.172; (2) in the case of SARs having a strike price of $12.00 per share of Borders, Inc., $3.539; and (3) in the case of SARs having a strike price of $15.71 per share of Borders, Inc., $4.633; and shall contain such other terms and conditions as the Administrator shall determine.

          (g) Management Stock Purchase Options. (1) In General. The Administrator shall have the discretion to grant to an officer or key employee of the Company or any of its Subsidiaries who is designated by the Administrator, including a director who is a full-time employee, a Non-Qualified option to acquire Shares for an aggregate exercise price of up to $1 million (such Non-Qualified options being hereinafter referred to as "Management Stock Purchase Options").

          (2) Terms. All Management Stock Purchase Options shall have an exercise price per Share equal to $6.00; shall become exercisable upon the earlier of (i) consummation of an Offering in the period between the pricing and closing of such Offering and (ii) the third anniversary of the date of grant; shall expire (A) in the event of (i) above, on closing of the Offering or (B) in the event of (ii) above, on the fifth anniversary of the date of grant; shall, if exercised by an optionee, be exercisable one time only; shall be subject to the additional terms and conditions of this paragraph (g); and shall contain such other terms and conditions as the Administrator shall determine.

          (3) Source of Funds. Subject to any limitations imposed by the Administrator in its discretion, an optionee who is designated pursuant to
     Section 4(g)(1) hereof may use one or more of the following as sources to exercise his or her Management Stock Purchase Options: (A) up to 100 percent of his or her bonus (hereinafter, the "Annual Bonus") (less applicable payroll deductions, which shall not include Federal income tax withholding) earned under the Borders Group, Inc. Annual Incentive Bonus Plan, as amended from time to time, for the year in which such option becomes exercisable; (B) up to 100 percent of his or her base salary (less applicable payroll deductions, which shall not include Federal income tax withholding) for the 12-month period immediately following the date on which such option becomes exercisable; (C) his or her own personal funds;
     (D) shares of Series A Preferred Stock of the Company, which shall be valued at $16.00 per share, plus accrued dividends and interest; and (E) with respect to up to 50% of the Fair Market Value (as hereinafter defined) on the loan commitment date of the Shares subject to the Management Stock Purchase Options, any loan which the Administrator may advise optionee is being made available by a third-party lender and which the optionee obtains at the time of exercise (a "Share Loan"). If a Share Loan provides part of the funds used to exercise a Management Stock Purchase Option, the Share Loan documents between the third-party lender and the optionee may effectively alter certain rights of the optionee. For example, a failure to maintain a certain value-to-loan ratio or a failure by the optionee to make timely payments required by the Share Loan documents may affect the optionee's rights to the Shares or the value thereof or rights otherwise provided herein.

          (4) Time of Payment. The optionee shall make an initial payment at the time of exercise, in cash (from his or her personal funds and/or a Share
     Loan) or shares of Series A Preferred Stock, or a combination thereof, of the difference between the aggregate exercise price of the Management Stock Purchase Options being exercised and the sum of the portions of the Annual Bonus and salary which he or she has elected to apply to such exercise. Solely for the purpose of calculating such initial cash payment, the product of multiplying the optionee's Annual Bonus by the percentage thereof which he or she has elected to apply to such exercise shall be deemed to be equal to the product of multiplying his or her targeted Annual Bonus by such percentage. At the time the actual Annual Bonus for the applicable year is paid, the optionee shall make an additional payment, in cash, of any balance of the exercise price remaining after application of any percentage of the Annual Bonus so elected at the time of exercise and any portion of base salary so elected at the time of exercise. Such additional payment shall be made from his or her personal funds and/or the proceeds of a Share Loan.

          (5) Failure to Pay. Except as otherwise determined by the Administrator, if an optionee fails to make full payment in accordance with
     Section 4(g)(4) hereof in connection with the exercise of a Management Stock Purchase Option, a percentage of such Shares determined by dividing the amount payable but not so paid on account of such exercise by the total exercise price shall be forfeited. Fractional Shares shall be disregarded.

          (6) Restrictions. (A) Except as may be authorized by the Administrator in connection with any Share Loan, Shares acquired upon exercise of a Management Stock Purchase Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the Restricted Period (as hereinafter defined). The Administrator may also impose such other restrictions and conditions on such Shares as it deems appropriate. Upon the issuance of such Shares, either (i) a share certificate or certificates representing such Shares shall be registered in the name of the optionee, shall bear an appropriate legend referring to the restrictions applicable thereto, and shall be held in custody by an escrow agent appointed by the Administrator for the account of the optionee, or (ii) the Company's share transfer agent or other designee shall credit such Shares to the restricted Shares account of such optionee, which Shares shall be subject to the restrictions applicable thereto under the Plan. Any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void and without effect.

             (B) The Restricted Period for Shares acquired upon exercise of Management Stock Purchase Options under the Plan shall be three years from the date of exercise.

             (C) Except as provided in this paragraph or in Section 4(g)(6)(E) below, if, during the Restricted Period, the optionee's employment is terminated either (i) for Cause (as hereinafter defined) by the Company or a Subsidiary or (ii) for any reason by the optionee, he or she shall receive unrestricted Shares having a value (or cash, in the discretion of the Administrator) equal to the lesser in value of (x) the then-current Fair Market Value of all restricted Shares acquired upon exercise of Management Stock Purchase Options under the Plan and held by the optionee or (y) the aggregate exercise price paid for all such restricted Shares held by the optionee. Any additional value shall be forfeited.

             If, during a Restricted Period, the optionee's employment is terminated by the Company or a Subsidiary without Cause, the optionee shall receive unrestricted Shares having a Fair Market Value (or cash, in the discretion of the Administrator) equal to (i) the then-current Fair Market Value of a percentage of his or her restricted Shares, such percentage to be computed by multiplying the number of restricted Shares acquired by such optionee upon exercise of the Management Stock Purchase Option by a fraction, the numerator of which is the number of months of employment completed during the applicable Restricted Period and the denominator of which is thirty-six (36), plus (ii) as to the balance of such restricted Shares, the lesser of (x) the then-current Fair Market Value of such remaining restricted Shares or (y) the aggregate exercise price paid for such remaining restricted Shares. Any additional value shall be forfeited.

             (D) During the Restricted Period, the optionee shall possess all incidents of ownership of such restricted Shares, including the right to vote and to receive dividends with respect to such Shares, subject to the restrictions and limitations described in this Section.

             (E) Upon the termination of an optionee's employment which either
        (i) occurs after he or she has attained the age of 65 years with at least ten years of full-time service to Kmart or the Company and/or any of its Subsidiaries or (ii) results from his or her death or Disability (as hereinafter defined), or upon the occurrence of a Change in Control (as hereinafter defined), all restrictions then outstanding with respect to restricted Shares acquired hereunder shall automatically expire and be of no further force and effect. Additionally, the Administrator shall have the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the restricted Shares on such terms and conditions as the Administrator shall in its discretion deem appropriate.

          (7) Definitions. For purposes of this paragraph (g):

             (A) "Cause" shall mean the optionee's fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the optionee's duties (other than as a result of Disability, as hereinafter defined) or material failure or refusal to perform the optionee's duties at any time while in the employ of the Company or a Subsidiary.

             (B) "Disability" shall mean disability (as defined in Section 22
        (e)(3) of the Code).

             (C) "Fair Market Value" per Share shall mean the closing price on the NYSE Composite Transactions Tape (or its equivalent if the Shares are not traded on the New York Stock Exchange) of such Share for the trading day immediately prior to the relevant valuation date, except that (i) for purposes of paragraph (g)(3)(E) above, "Fair Market Value" per Share shall mean the actual initial public offering price, net of the actual underwriting discount, and (ii) prior to an Offering, for purposes of paragraph (g)(6)(C) above, "Fair Market Value" per Share shall mean the value determined by the Board in good faith.

          (h) Matching Options. The Administrator shall have the discretion to grant to the holders of Management Stock Purchase Options, additional Non-Qualified options to acquire Shares under the Plan (such Non-Qualified options being hereinafter referred to as "Matching Options"); provided, however, that the number of Matching Options so granted may not exceed the number of Current Options (as defined below) otherwise granted to such Participant under the Plan in connection with 1994 performance, unless the participant has been recently hired or promoted, in which case the number of Matching Options so granted may not exceed the number of Current Options otherwise granted to such participant under the Plan in connection with 1995 performance. Matching Options shall have an exercise price per Share of $7.50; shall be forfeited to the extent an equivalent number of Management Stock Purchase Options is not exercised; shall become exercisable on the later of (i) the date on which full and timely payment for the related Management Stock Purchase Option has been made pursuant to
     Section 4(g) hereof (and to the extent the optionee shall fail to make such full and timely payment, a proportionate number of Shares underlying the Matching Option shall be immediately forfeited) and (ii) the third anniversary of the date of grant; shall expire on the fifth anniversary of the date of grant; shall only become exercisable to the extent Management Stock Purchase Options are exercised; and shall contain such other terms and conditions as the Administrator shall determine.

          (i) Current Options. The Administrator shall have the discretion to grant Non-Qualified options (hereinafter referred to as "Current Options" and, collectively with Exchange Options, Restricted Stock Options, SAR Options, Management Stock Purchase Options and Matching Options, as "Equity Program Options") in connection with the simulated initial public offering. Current Options shall have an exercise price per Share of $7.50; shall become exercisable on the third anniversary of the date of grant, except in the case of grants in connection with the 1994 award, in which case such Current Options shall be exercisable on April 1, 1997; shall expire on the fifth anniversary of the date of grant, except in the case of grants in connection with the 1994 award, in which case such Current Options shall expire on April 1, 1999; and shall contain such other terms and conditions as the Administrator shall determine.

          (j) Tandem Options. Tandem options granted under Article 16(e) of the Borders Group, Inc. Management Stock Purchase Plan shall have the exercise price set forth therein; shall be forfeited to the extent that an equivalent number of shares are not purchased; shall become exercisable on the later of (i) the date on which timely payment for the Restricted Share has been made (and to the extent that the optionee shall fail to make such timely payment, a proportionate number of shares underlying the Tandem Option shall be forfeited) and (ii) the third anniversary of the date on which the exercise price is determined; shall expire on the fifth anniversary of the date on which the exercise price is determined; shall become exercisable only to the extent that Restricted Shares are purchased; and shall contain such other terms as the Administrator or its delegate shall determine.

     5. Terms and Conditions of Options.

          (a) Option Price. Except as otherwise provided in Section 4 hereof or in the Management Stock Purchase Plan of the Company, in the case of each option granted under the Plan, the Option Price Per Share shall not be less than the Fair Market Value (as defined in Section 4(g)(7)(C) above) per Share, on the date of grant of such option.

          (b) Period of Option and When Exercisable.

             (i) Except as otherwise provided in Section 4 hereof, an option granted under the Plan may not be exercised after the earlier of (A) the date specified by the Administrator, which shall be a maximum of ten years from date of grant as to an Incentive option and a maximum of ten years and two days from date of grant as to a Non-Qualified option, or
        (B) the applicable time limit specified in paragraph (iii) of this
        Section 5 (b). Any option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period.

             (ii) Except as specified in Section 4 hereof or in this Section 5(b)(ii), an option granted with a maximum exercise period of more than three years may not be exercised prior to three years from the date of grant (or such other period as determined by the Administrator in its sole discretion), except that this limitation shall be removed (A) if termination of employment of the optionee results from death or Disability (as defined in Section 4(g)(7)(B) above), or (B) if termination of employment of the optionee occurs at or after age 65 and the optionee has ten or more years of full-time service with Kmart, the Company and/or any of its Subsidiaries, or (C) in the event of a Change in Control of the Company, or (D) if and to the extent the Administrator may so determine in its sole discretion. An option granted with a maximum exercise period of three years or less is not subject to the limitation contained in this paragraph (ii) unless otherwise specified by the Administrator. Notwithstanding any other provision of this Plan, an Offering shall not be deemed a Change in Control of the Company for purposes of the Plan regardless of the percentage of outstanding shares sold in such Offering. Subject to the foregoing, following an Offering, Change in Control shall be deemed to have occurred if:

                (A) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person" as defined in sections 13(d) and 14(d) of the Exchange Act (other than Kmart; the Company; any Subsidiary; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company; or any "person" acquiring such securities in a sale or transfer by Kmart in a transaction not involving a public offering), or

                (B) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation, other than Kmart, or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

                (C) during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

             (iii) Subject to Section 4(f), an option may be exercised by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter, and only if any limitation upon the right to exercise such option under paragraph (ii) of this
        Section 5 (b) has been removed or has expired prior to termination of employment and exercise is not otherwise precluded hereunder; provided, however, if at the date of termination of employment the optionee has ten or more years of full-time service with the Kmart, Company and/or any of its Subsidiaries or if termination of employment results from death or Disability, such three-month period shall be extended to three years. Employment with a Subsidiary shall be deemed terminated on the date a former Subsidiary ceases to be a Subsidiary of the Company.

             (iv) In the event of the Disability of an optionee, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian. In the event of the death of an optionee, either before or after termination of employment, an option which is otherwise exercisable may be exercised by the person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the optionee's rights shall have passed by will or the laws of descent and distribution ("Successor(s)"). The Administrator may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

             (v) Notwithstanding anything contained herein to the contrary, all rights with respect to all options of an optionee are subject to the conditions that the optionee not engage or have engaged (a) in activity constituting Cause (as defined in Section 4(g)(7)(A) above), or (b) in activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct inimical to the best interests of the Company or a Subsidiary, following the optionee's termination of employment. If it is determined by the Administrator or the Administrator's designee (which determination of such designee shall be subject to ratification by the Administrator), either before or after termination of employment of an optionee, that there has been a failure of any such condition, all options and all rights with respect to all options granted to such optionee shall immediately terminate and be null and void.

          (c) Exercise and Payment.

             (i) Subject to the provisions of Sections 4 and 5(b), an option may be exercised by notice (in the form prescribed by the Administrator) to the Company specifying the number of Shares to be purchased. Except as otherwise provided in Section 4(g)(3) hereof, (x) payment for the number of Shares purchased upon the exercise of an option shall be made in full at the price provided for in the applicable Share Option Agreement and
        (y) such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or previously owned whole Shares otherwise not subject to holding periods under Rule 16b-3 or shares of Series A Preferred Stock or a combination thereof. Shares used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any Shares delivered to the Company shall be in such form as is acceptable to the Company.

             (ii) The Company may defer making delivery of Shares under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the option. The Administrator may, in its sole discretion, permit an optionee to elect, in such form and at such time as the Administrator may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (A) have the Company withhold whole Shares, or (B) deliver other whole Shares previously owned by the optionee having a Fair Market Value not greater than the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the optionee's estimated total Federal, State and local tax obligations associated with the transaction.

          (d) Nontransferability. Except as otherwise provided in Section 4(g)(3) hereof, no option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by him or her, nor shall Shares be issued to or in the name of one other than the optionee; provided, however, that (i) an option may after the death or Disability of an optionee be exercised pursuant to paragraph (iv) of Section 5(b); (ii) any Shares issued to an optionee hereunder may at the request of the optionee be issued in the name of the optionee and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others; and (iii) if so provided in a Share Option Agreement executed by the optionee and approved by the Committee, the option and rights covered by such Agreement may be transferred without consideration to an immediate family member(s) or to a trust for the benefit of such family member(s), in which event the transferee(s) must agree in writing to accept the terms and conditions of such option and such option shall not be covered under Rule 16(b)-3 of the Exchange Act.

          (e) Employment. No provision of the Plan, nor any term or condition of any option, nor any action taken by the Administrator, the Company or any Subsidiary pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any optionee.

          (f) Termination of Option by Optionee. An optionee may at any time elect, in a written notice filed with the Administrator, to terminate a Non-Qualified option with respect to any number of shares as to which such option shall not have been exercised.

          (g) Rights Upon Sale of the Company Prior to an Offering. In the event of (1) a merger of the Company with or into any entity in which Kmart receives cash, securities or other property in exchange for its Shares, (2) a sale of in excess of 50% of the outstanding Shares to a third party or
     (3) the sale of all or substantially all of the assets of the Company followed by a complete liquidation or dissolution of the Company, in each case prior to the completion of an Offering, each holder of Equity Program Options shall have the right to receive for each then outstanding Equity Program Option held by such holder an amount in cash for each Share subject to such Equity Program Option equal to the per Share cash consideration received by Kmart in such transaction, less the exercise price per Share of such Equity Program Option; provided, however, in the event a binding agreement for such a transaction is executed on or before June 1, 1996, and such transaction ultimately closes, each holder of MSPP Options and Matching Options shall instead, for such MSPP Options and Matching Options, receive an amount per option equal to (x) the difference between the exercise price and $8.00, plus (y) one-third of the difference between the per Share cash consideration received by Kmart in such transaction and $8.00. The amount to which an optionee is entitled in respect of Options is referred to herein as the "Spread." In the event that Kmart receives securities or other property in lieu of cash, holders shall nevertheless be paid the Spread in cash, unless such securities may be freely resold without registration, in which event, at Kmart's election, holders may receive such securities having a value equal to the Spread.

     6. Limitations on Exercise of Options Prior to an Offering. At the end of each calendar year preceding the completion of an Offering, holders of exercisable options will have a fifteen day window to exercise their options. Following such fifteen day window, if requested by at least 20 holders (at least 10 of whom are not officers) representing at least 20% of the outstanding Shares that were acquired through the exercise of Equity Program Options, the Company will, at its election, with respect to all Shares owned by holders who have exercised options prior to that time, either (A) register a number of Shares (which may be either primary Shares or secondary Shares owned by Kmart) such that, when added to the Shares then owned by such holders, the aggregate Shares shall equal a minimum total registration of 20% of the outstanding Shares and, if so demanded by the Company, each of such holders will sell all Shares then owned in such offering or (B) guarantee that all holders who have exercised options prior to that date will receive within 30 days following completion of an independent third party appraisal commissioned for this purpose an amount in cash equal to the appraised per share value. The appraisal will be conducted on a basis consistent with the terms contained in a registration rights agreement to be entered into with the holders of Equity Program Options. Should the Company elect to proceed under
(B), all holders who have exercised options prior to that date would be obligated to accept any offer for their Shares equal to at least the appraised per Share value.

     7. Adjustments. If there is any change in the number or class of Shares through the declaration of Share dividends, or recapitalization resulting in Share splits, or combinations or exchanges of such Shares or similar corporate transactions, or if the Administrator otherwise determines that, as a result of a corporate transaction involving a change in the Company's capitalization, it is appropriate to effect the adjustments described in this section, the aggregate number or class of Shares on which options may be granted or which may be issued under the Plan, the number or class of Shares covered by each outstanding option, and the exercise price per Share of each option, shall all be proportionately adjusted by the Administrator; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated. Subject to any required action by shareholders, if a new option is substituted for the option granted hereunder, or an assumption of the option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares subject to the option would have been entitled.

     8. Term of Plan. No option shall be granted under the Plan after December 31, 2005. Options granted on or before December 31, 2005, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto. Notwithstanding the foregoing, no option may be granted after December 31, 2000 to any executive officer or director of the Company in contravention of any applicable rule of the New York Stock Exchange.

     9. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to options granted under the Plan will be used for general corporate purposes.

     10. No Obligation to Exercise Option. The granting or acceptance of an option shall impose no obligation upon the optionee to exercise such an option.

     11. Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to Shares covered by his or her option until the date of issuance to him or her of a certificate evidencing such Shares after the exercise of such option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

     12. Amendments. The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to be applicable to the Plan or in order for the Plan to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon. Any such amendment may be effective in respect of all past and future options granted hereunder in the sole discretion of the Board.

     The Plan, each option under the Plan and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and stockholder approvals, and the Administrator may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

     13. Severability. If any provision of the Plan, or any term or condition of any option granted or Share Option Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstance is invalid or would result in an Incentive option failing to meet the requirements of
Section 422 of the Code, such provision, term, condition or application shall to that extent be void (or, in the discretion of the Administrator, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provision, term or condition is severable.

PROXY
                               BORDERS GROUP, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                THE MAY 17, 2001, ANNUAL MEETING OF STOCKHOLDERS

    The undersigned hereby appoints Robert F. DiRomualdo, Gregory P. Josefowicz and Thomas D. Carney, or any of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned and to vote all shares of common stock of Borders Group, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Borders Group, Inc., to be held on May 17, 2001, or any adjournment thereof, upon all matters that may properly come before the meeting.

Your vote with respect to the following matters may be indicated on the reverse side:

1. The election of nine directors. The Company's nominees are: 01 Joel J. Cohen, 02 Robert F. DiRomualdo, 03 Peter R. Formanek, 04 Gregory P. Josefowicz, 05 Victor L. Lund, 06 Dr. Edna Greene Medford, 07 George R. Mrkonic, 08 Larry Pollock, and 09 Beth M. Pritchard.

2. Approval of an amendment to the Borders Group, Inc. Stock Option Plan to extend the term of the Plan.

   Please date and sign on the reverse side and return promptly in the enclosed envelope.

   If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

                                SEE REVERSE SIDE

--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*

    PLEASE MARK YOUR                                                  |
[X] VOTES AS IN THIS                                                  | 5941
    EXAMPLE.                                                          |________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES TO SERVE AS DIRECTORS. As to any other business that may come before the Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the Proxies.
--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" the election of the Company's nominees to serve as Directors and "FOR" the proposal to approve an amendment to the Borders Group, Inc. Stock Option Plan to extend the term of the Plan.
--------------------------------------------------------------------------------

                     FOR     WITHHELD                                                               FOR       AGAINST      ABSTAIN
1.Election of                              2.Approval of an amendment to extend the term of the
  Directors. (See    [ ]       [ ]           Borders Group, Inc. Stock Option Plan.                 [ ]         [ ]          [ ]
  reverse side)

For, except vote withheld from the
following nominee(s):


---------------------------------------

                                                                       The undersigned hereby revokes all proxies given by the
                                                                       undersigned to vote at the Annual Meeting or any adjournments thereof.


                                                                       (Please sign exactly as name appears above. Joint owners
                                                                       should all sign. Executors, administrators, trustees, etc.
                                                                       should so indicate when signing. If signer is a corporation, sign full corporate name by duly authorized officer who adds his or her name and title.)




                                                                       -------------------------------------------------------------

                                                                       -------------------------------------------------------------
                                                                         SIGNATURE(S)                                   DATE


--------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*










                          TELEPHONE AND INTERNET VOTING

If you would prefer, you may vote your shares through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares through the Internet or the telephone you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.    To vote over the Internet:
          - Log on to the Internet and go to the website
            HTTP://WWW.EPROXYVOTE.COM/BGP

2.    To vote over the telephone:
          - On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

IF YOU CHOOSE TO VOTE YOUR SHARES THROUGH THE INTERNET OR THE TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.